                                                                  EXHIBIT 10.11

                              EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement") is entered into as of October 1, 1996 (the "Effective Date") between AmeriQuest Technologies, Inc., a Delaware corporation with its principal offices located at 6100 Hollywood Blvd. Hollywood, Florida 33024 ("Company"), and Holger Heims, a resident of Miami Beach, Florida ("Employee").

         In consideration of the promises and the terms and conditions set forth in this Agreement, the parties agree as follows:

         1. POSITION. During the term of this Agreement, Company will employ Employee, and Employee will serve Company as Executive Vice President and Corporate Secretary. Employee will report directly to the Chairman of the Board of Directors and the President of the Company.

         2. DUTIES. Employee will serve Company in such capacities and with such duties and responsibilities as the Board of Directors may from time to time determine. Employee will comply with and be bound by Company's operating policies, procedures, and practices from time to time in effect during Employee's employment. Employee will perform his duties under this Agreement at the offices of Company, provided, that Employee may be required to do extensive traveling in connection with the performance of his duties hereunder. Employee hereby represents and warrants that he is free to enter into and fully perform this Agreement and the agreements referred to herein without breach of any agreement or contract to which he is a party or by which he is bound.

         3. EXCLUSIVE SERVICE. During his employment with Company, Employee will devote his full time and efforts exclusively to this employment and apply all his skill and experience to the performance of his duties and advancing Company's interests in accordance with Employee's experience and skills. In addition, during his employment with Company, Employee will not engage in any consulting activity except with the prior written approval of Company, or at the direction of Company, and Employee will otherwise do nothing inconsistent with the performance of his duties hereunder.

         4. OBLIGATION NOT TO COMPETE. Employee hereby agrees that while he is employed by Company (the "Restricted Period"), Employee shall within the territory of the United States not engage in or provide services to any business that is competitive with or detrimental to any present or contemplated business of Company known to Employee. Employee also agrees that, during the Restricted Period, he shall not in any manner attempt to induce or assist others to attempt to induce any customer or client of Company to terminate his association with Company, nor do anything directly or indirectly to interfere with the relationship between Company and any such persons or concerns in the territory of the United States. Each of the following activities shall, without limitation, be deemed to constitute engaging in business within the meaning of this Section: to engage in, work with, have an interest or concern in, advise, lend money to, guarantee the debts or obligations of or permit one's name or any party thereof to be used in connection with, an enterprise or endeavor, either individually, in partnership, or in conjunction with any person or persons, firms, associations, companies, or corporations, whether as a principal, agent, shareholder, employee, officer, director, partner, consultant or in any other manner whatsoever, provided, however, that Employee shall retain the right to invest in or have an interest in entities traded on any public market or offered by any national brokerage house, provided that said interest does not exceed one percent (1%) of the voting control of said entity. In addition, Employee may make passive investments in privately held entities that are determined by the Board of Directors of Company not to be competitors of Company. Company may elect to extend the term of this non-competition clause for a maximum period of six month following the termination according to Section 7.1.(b) and 7.1(c) provided that a monthly fee in the amount of the last applicable monthly base salary is paid to Employee.


         5. TERM OF AGREEMENT. This Agreement will commence on the Effective Date, and will continue for a period of eleven months and thereafter unless terminated pursuant to Section 7 hereof.

         6. COMPENSATION AND BENEFITS.

                  6.1 BASE SALARY. Company agrees to pay Employee an initial minimum salary of One Hundred and Fifty Thousand Dollars($150,000.00) per year. Employee's salary will be payable as earned in accordance with Company's customary payroll practice.

                  6.2 ADDITIONAL BENEFITS. Employee will be eligible to participate in Company's employee benefit plans of general application, including without limitation those plans covering pension and profit sharing, executive bonuses, stock purchases, stock options, in accordance with the rules established for individual participation in any such plan and applicable law, Employee will receive such other benefits, including vacation, holidays and sick leave, as Company generally provides to its employees holding similar positions as that of Employee. Employer will fully reimburse Employee, net of any taxes, for the cost of health and dental insurance as incurred by Employee.

                  6.3 EXPENSES. Company will reimburse Employee for all reasonable and necessary expenses incurred by Employee in connection with Company's business, provided that such expenses are deductible to Company, are in accordance with Company's applicable policy and are properly documented and accounted for in accordance with the requirements of the Internal Revenue Service.

         7. TERMINATION.

                  7.1 EVENTS OF TERMINATION. Employee's employment with Company shall terminate upon any one of the following:

                  (a) the Company's determination made in good faith that it is terminating Employee for "cause" as defined under Section 7.2 below ("Termination for Cause");

                  (b) six months after the effective date of a written notice sent to Employee stating that Company is terminating his employment, without cause, which notice can be given by Company at any time after the Effective Date at Company's sole discretion, for any reason or for no reason; or

                  (c) the effective date of a written notice sent to Company from Employee stating that Employee is electing to terminate his employment with Company.

                  7.2 "CAUSE" DEFINED. For purposes of this Agreement, "cause" for Employee's termination will exist at any time after the happening of one or more of the following events:

                  (a) dishonest conduct or deliberate attempt to do an injury to the Company;

                  (b) Employee's material breach of a term of this Agreement;

                  (c) an unlawful or criminal act which would reflect badly on the Company in the Company's reasonable judgment;

                  (d) Employee's death.


         8. EFFECT OF TERMINATION.

                  8.1 TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION. In the event of any termination of this Agreement pursuant to Sections 7.1(a) or 7.1
(c), the Company shall pay Employee the compensation and benefits otherwise payable to Employee under Section 6 through the effective date of termination as referred to by Company or by Employee in their written notices pursuant to Sections 7.1(a) or 7.1(c). Employee's rights under the Company's benefit plans of general application shall be determined under the provisions of those plans.

                  8.2 TERMINATION WITHOUT CAUSE. In the event of any termination of this Agreement pursuant to Section 7.l(b), the Company shall pay Employee the compensation and benefits otherwise payable to Employee under Section 6 through the last day of the six month period following the effective date of the notice referred to in Section 7.1(b)

         9. MISCELLANEOUS.

                  9.1 ARBITRATION. Employee and Company shall submit to mandatory binding arbitration in any controversy or claim arising out of, or relating to, this Agreement or any breach hereof, provided, however, that Company retains its right to, and shall not be prohibited, limited or in any other way restricted from, seeking or obtaining equitable relief from a court having jurisdiction over the parties. Such arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association in effect at that time, and judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                  9.2 SEVERABILITY. If any provision of this Agreement shall be found by any arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable and to the extent that to do so would not deprive one of the parties of the substantial benefit of its bargain. Such provision shall, to the extent allowable by law and the preceding sentence, be modified by such arbitrator or court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions continuing in full force and effect.

                  9.3 NO WAIVER. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

                  9.4 ASSIGNMENT. This Agreement and all rights hereunder are personal to Employee and may not be transferred or assigned by Employee at any time. Company may assign its rights, together with its obligations hereunder, to any parent, subsidiary, affiliate or successor, or in connection with any sale, transfer or other disposition of all or substantially all of its business and assets, provided, however, that any such assignee assumes Company's obligations hereunder.

                  9.5 WITHHOLDING. All sums payable to Employee hereunder shall be reduced by all federal, state, local and other withholding and similar taxes and payments required by applicable law.

                  9.6 ENTIRE AGREEMENT. This Agreement constitutes the entire and only agreement between the parties relating to employment of Employee with Company, and this Agreement supersedes and cancels any and all previous contracts, arrangements or understandings with respect thereto.

                  9.7 AMENDMENT. This Agreement may be amended, modified, superseded, cancelled, renewed or extended only by an agreement in writing executed by both parties hereto.

                  9.8 NOTICES. All notices and other communications required or permitted under this Agreement shall be in writing and hand delivered, sent by telecopier, sent by certified first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand delivered or sent by telecopier, five (5) days after mailing if sent by mail, and one (1) day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party shall notify the other parties

          If to Company:          AmeriQuest Technologies, Inc.
                                  ----------------------------------
                                  6100 Hollywood Blvd.
                                  ----------------------------------
                                  Hollywood, Florida 33024
                                  ----------------------------------
                Telecopier:       (954) 989-9206
                                  ----------------------------------
                 Attention:       Chairman of the Board of Directors
                                  ----------------------------------

          If to Employee:         Holger Heims
                                  ----------------------------------
                                  6301 Collins Ave.,
                                  ----------------------------------
                                  Miami Beach, FL 33141
                                  ----------------------------------

                  9.9 BINDING NATURE. This Agreement shall be binding upon, and inure to the benefit of, the successors and personal representatives of the respective parties hereto.

                  9.10 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement. In this Agreement, the singular includes the plural, the plural included the singular, the masculine gender includes both male and female referents, and the word "or" is used in the inclusive sense.

                  9.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same agreement.

                  9.12 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be construed in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws.

                  IN WITNESS WHEREOF, Company and Employee have executed this Agreement as of the date first above written.


"COMPANY"                               "EMPLOYEE"


AMERIQUEST TECHNOLOGIES, INC.           HOLGER HEIMS

By: /s/ Harry Krischik
   -------------------------------

Name:  HARRY KRISCHIK
     -----------------------------

Title: CHAIRMAN OF THE BOARD
      ----------------------------